Form 10-K 1996                          Stone & Webster, Incorporated


Exhibit 23





             CONSENT OF INDEPENDENT ACCOUNTANTS

                        ____________




     We consent to the incorporation by reference in the registration statements of Stone & Webster, Incorporated on Form S-8 (File Nos. 333-19829, 333-19849, 33-60489 and 33-60483) of our report dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                COOPERS & LYBRAND L.L.P.




New York, New York
March 26, 1997